UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

June 18, 2012

INVESTORS REAL ESTATE TRUST
(Exact name of registrant as specified in its charter)

North Dakota	0-14851	45-0311232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 31st Avenue, SW, Suite 60 Minot, ND 58701
(Address of principal executive offices, including zip code)

(701) 837-4738
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01.                      Entry into a Material Definitive Agreement.

On June 18, 2012, IRET Properties, a North Dakota Limited Partnership (“IRET Properties”) and a subsidiary of Investors Real Estate Trust (“the Company”) and First International Bank & Trust (“First International”) entered into an amendment (the “Amendment”) to the Loan Agreement dated August 12, 2010 between IRET Properties and First International (the “Loan Agreement”) to change the Revolving Interest Rate under the Loan Agreement to be equal to the Prime Rate plus one and one quarter percent (1.25%), with a floor of 5.15% per annum.  Previously, the Revolving Interest Rate under the Loan Agreement had been equal to the Prime Rate plus one percent (1.0%), with a floor of 5.65% per annum. The Amendment was effective as of June 15, 2012. No other terms of the Loan Agreement were changed by the Amendment, which is filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

 Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1
Third Amendment to Loan Agreement effective as of June 15, 2012 by and between IRET Properties, a North Dakota Limited Partnership, as borrower, and First International Bank & Trust, a North Dakota state bank, as lender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS REAL ESTATE TRUST

By: /s/ Timothy P. Mihalick
Timothy P. Mihalick
President & Chief Executive Officer

Date:  June 22, 2012